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                                                                    EXHIBIT 10.3

                           AMENDMENT NO. 2 TO LEASE

1.  Parties.
    -------

     This Amendment, dated as of January 6, 1993, is between North Andover Mills Realty ("Landlord") and FTP Software, Inc. ("Tenant").

2.  Recitals.
    --------

     2.1. Landlord and Tenant have entered into a Lease, dated November 19, 1991, as amended, for space at North Andover Mills in North Andover, Massachusetts (the "Lease"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

     2.2. Tenant wants to exercise its First Expansion Option to lease additional space located on the middle (3rd) floor of Building 3A, designated as Expansion Space "AA" and Expansion Space "BB" in the pages of Exhibit "B" to the Lease (collectively, the "First Option Space"). To accomplish this and other matters, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows, notwithstanding anything to the contrary:

3.  Amendments.
    ----------

     3.1. (a) In Section 1.1(c), the Premises now includes the First Option Space, and therefore the agreed rentable area of the premises is increased from 83,634 square feet to 94,700 square feet.

           (b) In Section 1.1(f), Tenant's Percentage will be increased from 15.26% to 17.30% on the earlier of: July 1, 1993; or the date that Tenant first occupies the First Option Space.

           (c) Base rent for the Premises allocable to the First Option Space will beentirely abated until July 1, 1993, even if Tenant occupies the First Options Space earlier.

           (d) Tenant will be solely responsible, at its expense, for construc-ting all necessary tenant improvements to and for the First Option Space to the equivalent fit, finish and specifications as the rest of the Premises. All work will be done diligently and in a good and workmanlike manner, using new materials and in compliance with all applicable Laws and the terms of this Lease. Tenant's work will include, without limitation, all necessary hookups, connections and tie-ins, all necessary drawings, plans and engineering, and securing all necessary permits, approvals and a final Certificate of Occupancy from the Town of North Andover. Tenant's construction will be subject to coordination and supervision by Landlord
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or its representatives and will be performed so as not to interfere with other
Tenants or damage the rest of the Project or its Systems and Equipment.

     Within 30 days after the following conditions have been satisfied, and provided that Tenant is not in default under the Lease, Landlord will reimburse to Tenant a construction allowance of up to $171,814.50 to reimburse Tenant for the construction costs incurred and paid by Tenant for the First Option Space (and Tenant will submit paid invoices against work in place for the reimbursement requested): (i) Tenant's work has been fully paid for and completed in accordance with the plans therefor and the terms of this Lease and Tenant and its architect (or other representative) and contractors so certify to Landlord; (ii) Tenant delivers final and unconditional lien releases from all contractors, subcontractors, laborers and suppliers and certifies that all liens that have been or could be filed have been discharged of record or waived, and the lien filing periods have run; and (iii) Tenant delivers to Landlord the final Certificate of Occupancy from the Town of North Andover and a set of "as built" plans and drawings for the First Option Space. If Landlord does not reimburse the construction allowance to Tenant when required, from and after the date that reimbursement was required the unpaid portion of the construction allowance will bear interest until paid at a rate per annum equal to the Wells Fargo Bank prime rate of interest from time to time plus 3%.

4.   No Other Changes.
     ----------------

     Except as set forth above, the Lease remains unchanged and in full force and effect and there are no defaults by Landlord or Tenant thereunder.

     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date first set forth above.


                                       FTP SOFTWARE, INC.
WITNESS:


/s/ Edward J. Rosner                      By: /s/ David H. Zirkle
- ----------------------------------------     -------------------------------
Name Printed:                             Name:  David H. Zirkle
Edward J. Rosner                          Title:    President
                                          Authorized Signatory

WITNESS:

/s/ Edward J. Rosner                      By:  /s/ Nancy L. Connor
- -----------------------------------------    --------------------------------
Name Printed:                             Name:  Nancy L. Connor
Edward J. Rosner                          Title:    Secretary
                                          Authorized Signatory

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                                NORTH ANDOVER MILLS REALTY

                                By:  Niuna-North Andover, Inc., general partner
WITNESS:

/s/ Janet Champagne                  By:  /s/ Martin Spagat
- ----------------------                   -------------------------------------
Name Printed:                            Name:  Martin Spagat
Janet Champagne                          Title: Vice President
                                         Authorized Signatory

                                By:  CIIF Associates, a Massachusetts
                                     partnership, general partner

                                     By: Copley Advisors, Inc., managing
                                         general partner

WITNESS:

/s/ John C. Cissel                   By:  /s/ Charles A. Valentino
- --------------------------------         -------------------------------------
Name Printed:                            Name:  Charles A. Valentino
John C. Cissel                           Title: Managing Director
                                           Authorized Signatory




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